                                                                     Exhibit 3b




                               BELLSOUTH CORPORATION

                            Incorporated under the Laws

                              of the State of Georgia

                                on October l3, l983

                                      Adopted

                                  October 24, l983

                                --------------------

                                      BY-LAWS


                                     As Amended

                                 February 23, 1998







                                                           Secretary Department
                                                       19A01 Campanile Building
                                                    1155 Peachtree Street, N.E.
                                                   Atlanta, Georgia  30309-3610



                                    CONTENTS
          ----------------------------------------------------------
          Article I..........................  Shareholders


          Article II.........................  Directors


          Article III........................  Officers


          Article IV.........................  Stock


          Article V..........................  Business Combinations


          Article VI.........................  Seal


          Article VII........................  Indemnity


          Article VIII.......................  Amendment of By-laws


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

                                      BY-LAWS

                                         OF

                               BELLSOUTH CORPORATION


                                     ARTICLE I

                                    Shareholders

     Section l. Annual Meeting. The annual meeting of the shareholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such time and place as the Board of Directors may by resolution provide. Notice of any nominations of persons for election to the Board of Directors or of any other business to be brought before an annual meeting of shareholders by a shareholder must be provided in writing to the Secretary of the Corporation not later than the close of business on the seventy-fifth (75th) day nor earlier than the close of business on the one hundred and twentieth (120th) day prior to the date which is twelve (12) months after the anniversary of the annual meeting of shareholders held in the prior year. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected, and evidence reasonably satisfactory to the Company that such nominee has no interests that would limit their ability to fulfill their duties of office; (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner and
(ii) the class and number of shares of the Corporation that are owned beneficially and held of record by such shareholder and such beneficial owner. In addition, if the shareholder intends to solicit proxies from the shareholders of the Corporation, such shareholder's notice shall notify the Corporation of this intent. If a shareholder fails to notify the Corporation of his or her intent to solicit proxies and does in fact solicit proxies, the Chairman of the Board shall have the authority, in his or her discretion, to strike the proposal or nomination by the shareholder.

     Section 2. Special Meeting. A special meeting of the shareholders may be called at any time by the Board of Directors or the Chief Executive Officer and shall be called upon written request to the Chief Executive Officer or Secretary, signed by the holders of at least three-quarters of the outstanding shares entitled to vote at such meeting. The written request shall set forth (a) a brief description of the purpose of the proposed meeting and business to be brought before such meeting, and any material interest in such business of any shareholder and beneficial owner, if any, on whose behalf the proposal is made; (b) if the shareholders requesting the special meeting propose to nominate one or more persons for election as directors, as to each such person all information that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including each such person's written consent to being named in a proxy statement as a nominee and to serving as director if elected, and evidence reasonably satisfactory to the Company that such nominee has no interests that would limit his or her ability to fulfill his or her duties of office; and (c) as to the shareholders giving the notice and the beneficial owner, if any on whose behalf the request is made, (i) the name and address of each such shareholder, as they appear on the Company's books, and of such beneficial owner and (ii) the class and number of shares of the Company that are owned beneficially and held of record by such shareholders and beneficial owners. In addition, if the shareholder intends to solicit proxies from the shareholders of the Corporation, such shareholder's notice shall notify the Corporation of this intent. If a shareholder fails to notify the Corporation of his or her intent to solicit proxies and does in fact solicit proxies, the Chairman of the Board shall have the authority, in his or her discretion, to strike the proposal or nomination proposed by the shareholder.

     Section 3. Notice of Meetings of Shareholders. Written notice of each meeting of shareholders, stating the place and time of the meeting, shall be mailed to each shareholder entitled to vote at such meeting at such shareholder's address shown on the records of the Corporation not less than thirty nor more than sixty days prior to such meeting. If the notice is for a special meeting, the notice shall also include the purpose or purposes for which the special meeting is being called and shall indicate that the notice is being issued by or at the direction of the person or persons calling the meeting. Failure to receive notice of any meeting of shareholders shall not invalidate the meeting. Notice of any meeting may be given by or at the direction of the Chairman, the President, the Secretary or by the person or persons calling such meeting.

     Section 4. Quorum; Required Shareholder Vote. A quorum for the transaction of business at any meeting of the shareholders shall exist when the holders of forty per centum of the outstanding shares entitled to vote are represented either in person or by proxy. At any duly constituted meeting, or at any adjournment thereof, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless a greater vote is required by law, by the Articles of Incorporation or by these By-laws. The holders of a majority of the voting shares represented at a meeting may adjourn such meeting to another time or place despite the absence of a quorum.

     Section 5. Ballots. All elections by shareholders shall be by ballot.


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

     Section 6. Proxies. A shareholder may vote either in person or by a proxy which such shareholder has duly executed in writing, or by any other method permitted by the Official Code of Georgia Annotated.

     Section 7. Inspectors of Elections. The Board of Directors, in advance of any shareholders' meeting, shall appoint an Inspector or Inspectors to act at the meeting or any adjournment, thereof. Any vacancy may be filled by appointment of the Board in advance of the meeting or at the meeting by the person presiding thereat.


                                     ARTICLE II

                                     Directors

     Section l. Power of Directors. The Board of Directors shall direct the management of the business and affairs of the Corporation and may exercise all of the powers of the Corporation, subject to any restrictions imposed by law, by the Articles of Incorporation or by these By-laws.

     Section 2. Composition of the Board. The Board of Directors of the Corporation shall consist of thirteen (13) natural persons of the age of eighteen years or over. The Directors shall be divided into three classes (of at least three directors each), as nearly equal in number of directors as possible, with the term of each class to be three years. Each Director shall hold office for the term for which elected, which term shall end at an Annual Meeting of Shareholders, and until his successor shall have been elected and qualified, or until his earlier retirement, resignation, removal from office, or death. The authorized number of directors may be increased or decreased from time to time by vote of a majority of the then authorized number of directors or by the affirmative vote of the holders of at least 75% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class; provided, however, that such number shall not be less than nine.

     Section 3. Election of Chairman of the Board and Vice Chairmen of the Board. The Board of Directors may elect from among their number a Chairman of the Board, and may also elect from among their number a Vice Chairman or Vice Chairmen of the Board (referred to in these By-laws as a "Vice Chairman" or "Vice Chairmen").

     Section 4. Chairman of the Board. The Chairman of the Board (referred to in these By-laws as the "Chairman") shall preside, when present, at all meetings of the Board of Directors and shall have such other powers and duties as may be conferred upon or assigned to the Chairman by the Board of Directors.

     Section 5. Vice Chairmen of the Board. The Vice Chairman (or if there be more than one Vice Chairman, the Vice Chairman designated by the Chairman) of the Board, shall preside at meetings of the Board of Directors in the absence of the Chairman and at meetings of the

Shareholders in the absence of the Chief Executive Officer, and shall perform such other duties as the Board or Chairman may assign.

     Section 6. Meetings of the Board; Notice of Meetings; Waiver of Notice. The Annual Meeting of the Board of Directors, for the purpose of electing officers and transacting such other business as may be brought before the meeting, shall be held each year immediately following the Annual Meeting of the shareholders. Regular meetings shall be held at such times and places as the Board of Directors or Committees may determine, and no notice of such regular meetings need be given. Special meetings of the Board of Directors may be called at any time by the Chief Executive Officer or by any two members of the Executive Committee, and shall be called by the Chief Executive Officer or the Secretary upon request in writing signed by two or more directors and specifying the purpose or purposes of the meeting. Notice of the time and place of such special meetings shall be given to each Director, in person or by first class mail, telegraph, cablegram or telephone, or by any other means customary for expedited business communications, at least two (2) days before the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be stated in the notice of such meeting.

     Section 7. Quorum; Vote Requirement. One-third of the number of Directors fixed in these By-laws at any time shall constitute a quorum for the transaction of business at any meeting. When a quorum is present, the vote of a majority of the Directors present shall be the act of the Board of Directors, unless a greater vote is required by law, by the Articles of Incorporation or by these By-laws.

     Section 8. Action of Board Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if written consent, setting forth the action so taken, is signed by all the Directors or committee members and filed with the minutes of the proceedings of the Board of Directors or committee. Such consent shall have the same force and effect as a unanimous affirmative vote of the Board of Directors or committee, as the case may be.

     Section 9. Committees. The Board of Directors, by resolution adopted by a majority of all of the Directors, may designate from among its members an Executive Committee and other committees, each composed of three (3) or more Directors, and may fix the quorum thereof. Any committee so designated shall serve at the pleasure of and may exercise such authority as is delegated by the Board of Directors, provided that no committee shall have the authority of the Board of Directors to (1) approve or propose to shareholders action required to be approved by shareholders, (2) fill vacancies on the board of directors or on any of its committees, (3) amend the Articles of Incorporation, (4) adopt, amend, or repeal By-laws, or (5) approve a plan of merger not requiring shareholder approval.

     Section l0. Executive Committee. The Executive Committee shall consist of the Chairman and the President and such other Directors as are designated from time to time by the Board of Directors. The Chief Executive Officer may designate an Alternate Chairman who shall preside during the absence or disability of the Chief Executive Officer. The Executive

Committee shall, except as otherwise provided herein, by law or by resolution of the Board of Directors, have all the authority of the Board of Directors during the intervals between the meetings of the Board of Directors.

     Section 11. Vacancies. A vacancy occurring in the Board of Directors by reason of the removal of a Director by the shareholders shall be filled by the shareholders, or, if authorized by the shareholders, by the remaining Directors. Any other vacancy occurring in the Board of Directors, including, without limitation, any vacancy occurring by reason of an amendment to these By-laws increasing the number of Directors, may be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum of the Board of Directors, or, if the vacancy is not so filled, or if no director remains, by the shareholders. A Director elected to fill a vacancy shall serve for the unexpired term of his predecessor in office or, if such vacancy occurs by reason of an amendment to these By-laws increasing the number of Directors, until the next election of Directors by the shareholders and the election and qualification of the successor.

     Section l2. Telephone Conference Meetings. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board or committee by means of telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

     Section l3. Removal of Directors. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or all directors, may be removed from office at any time, with cause, only by the affirmative vote of the holders of at least 75% of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.


                                    ARTICLE III

                                      Officers

     Section l. Executive Structure. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a Chairman of the Board, if there be one, a President, a Vice Chairman or Vice Chairmen of the Board, if there be any and if elected as an officer or officers of the Corporation, such number of Executive Vice Presidents and Vice Presidents as the Board of Directors shall from time to time determine, a Secretary, a Treasurer, a Controller and such other officers or assistant officers as may be elected or appointed by the Board of Directors. The Board shall designate either the Chairman or the President as the Chief Executive Officer of the Corporation and may designate a Chief Operating Officer. Each officer shall hold office for the term for which such officer has been elected or appointed and until such officer's successor has been elected or appointed and has qualified, or until such officer's earlier resignation, removal from office, or death. Any two or more offices may be held by the same person, except that neither the Chairman nor the President shall serve as Secretary or Assistant Secretary.

     Section 2. Chief Executive Officer. The Chief Executive Officer shall, under the direction of the Board of Directors, have responsibility for the general direction of the Corporation's business, policies and affairs. The Chief Executive Officer shall preside, when present, at all meetings of the shareholders and at all meetings of the Executive Committee. The Chief Executive Officer shall have such other authority and perform such other duties as usually appertain to the chief executive office in business corporations or as are provided by the Board of Directors. The Chief Executive Officer shall be empowered at any time and from time to time to issue and promulgate rules, regulations and directives relating to the conduct of the business and affairs of the Corporation, and the Secretary of the Corporation shall maintain a record of such rules, regulations and directives.

     Section 3. Chief Operating Officer. If there be one, the Chief Operating Officer shall, under the direction of the Chief Executive Officer, have direct superintendence of the Corporation's business, policies, properties and affairs. The Chief Operating Officer shall have such further powers and duties as from time to time may be conferred upon or assigned to such officer by the Board of Directors or the Chief Executive Officer. In the absence or disability of the Chief Executive Officer, the Chief Operating Officer shall perform the duties and exercise the powers of the Chief Executive Officer.

     Section 4. President. The President shall have such powers and duties as from time to time may be conferred upon or assigned to the President by the Board of Directors or the Chief Executive Officer (if the President is not the Chief Executive Officer).

     Section 5. Vice Presidents. The Executive Vice Presidents, if any, and Vice Presidents shall have such powers and duties as from time to time may be conferred upon or assigned to them by the Board of Directors, the Chairman, or the President. An Executive Vice President or other officer may be responsible for the assignment of duties to subordinate Vice Presidents.

     Section 6. Secretary. The Secretary shall send all requisite notices of meetings of the shareholders, the Board of Directors, and the Executive Committee. The Secretary shall attend all meetings of the shareholders, the Board of Directors, and the Executive Committee, and shall keep a true and faithful record of the proceedings. The Secretary shall have custody of the seal of the Corporation, and of all records, books, documents, and papers of the Corporation, except those required to be in the custody of the Treasurer or the Controller and except such subsidiary records as may be kept in departmental offices. The Secretary shall sign and execute all documents which require his signature and execution, and shall affix the seal of the Corporation thereto and attest the same when necessary. Assistant Secretaries shall have such of the authority and perform such of the duties of the Secretary as may be provided in these By-laws or assigned to them by the Board of Directors or by the Secretary. During the Secretary's absence or inability, the Secretary's authority and duties shall be possessed by such Assistant Secretary or Assistant Secretaries as the Board of Directors, or the Secretary with the approval of the Chairman, or the President may designate.

     Section 7. Treasurer. The Treasurer shall receive and have charge of all funds and securities of the Corporation. The Treasurer shall deposit the funds to the credit of the Corporation in such depositories as shall be approved from time to time by the Chairman, the President, the Executive Vice President or Vice President responsible for financial matters, or the Treasurer, and the Treasurer shall disburse the same only on written approval of the Controller or the Controller's duly authorized representative, or under such other rules and regulations and upon such other disbursement instruments as the Chairman or the Executive Vice President or Vice President responsible for financial matters may adopt or authorize. The Treasurer shall keep full and regular books showing all the Treasurer's receipts and disbursements. Assistant Treasurers shall have such of the authority and perform such of the duties of the Treasurer as may be provided in these By-laws or assigned to them by the Board of Directors or by the Treasurer. During the Treasurer's absence or inability, the Treasurer's authority and duties shall be possessed by such Assistant Treasurer or Assistant Treasurers as the Board of Directors, or the Treasurer upon the approval of the Chairman, the President or the officer responsible for financial matters, may designate. The Treasurer and each Assistant Treasurer shall give such security for the faithful performance of such officer's duties as the Board of Directors may require.

     Section 8. Controller. The Controller shall be the principal accounting officer of the Corporation and shall have custody and charge of all books of account, except those required by the Treasurer in keeping record of the work of the Treasurer's office, and shall have supervision over such subsidiary accounting records as may be kept in departmental offices. The Controller shall have access to all books of account, including the records of the Secretary and the Treasurer, for obtaining information necessary to verify or complete the records of the Controller's office. The Controller or a duly authorized representative shall certify to the authorizations and approvals pertaining to all vouchers; and no payments from the general cash shall be made by the Treasurer except on vouchers bearing the written approval of the Controller or an authorized representative, unless the Board of Directors, the Chairman or other officer responsible for financial matters provides otherwise. Assistant Controllers shall have such of the authority and perform such of the duties of the Controller as may be provided in these By-laws or assigned to them by the Board of Directors or by the Controller. During the Controller's absence or inability, the Controller's authority and duties shall be possessed by such Assistant Controller or Assistant Controllers as the Board of Directors, or the Controller upon the approval of the Chairman, the President or other officer responsible for financial matters may designate.

     Section 9. Other Duties and Authority. Each officer, employee and agent of the Corporation shall have such other duties and authority as may be conferred upon such officer by the Board of Directors or delegated to such officer by the Chairman, the President or the responsible officer.

     Section 10. Removal of Officers. Any officer may be removed at any time by the Board of Directors with or without cause, and such vacancy may be filled by the Board of Directors.

     Section 11. Appointed Officers. The Board of Directors, the Chairman, the President, or the officer responsible for administrative matters may, from time to time, appoint individuals to serve in such designated capacities for the Corporation (such as Vice President, Assistant Vice President, Assistant Secretary, Assistant Treasurer or Assistant Controller) as may be deemed appropriate. Each appointed officer shall perform such duties and shall have such authority as shall be delegated to such officer from time to time by the officer of the Corporation to whom such appointed officer is responsible. Any duty or authority delegated to any appointed officer pursuant to this Section may be withdrawn, with or without cause, at any time by the Board of Directors, the Chairman, the President, the officer responsible for administrative matters or such officer delegating such duty or authority to the appointed officer.

                                     ARTICLE IV

                                       Stock

     Section l. Issuance of Stock, Stock Certificates. The Board of Directors, and any duly constituted committee of the Board of Directors, shall have the power and authority to issue shares of capital stock of the Corporation, provided, however, that the stock issued by a committee of the Board of Directors shall be issued in connection with a purpose which is within the authority delegated to such committee by the full Board of Directors. The shares of stock of the Corporation may be represented by certificates in such form as may be approved by the Board of Directors, which certificates shall be signed or signed by facsimile by the Chairman or President and the Secretary or Treasurer or an Assistant Secretary or Assistant Treasurer of the Corporation; and which shall be sealed with the seal of the Corporation or a facsimile thereof. Notwithstanding the foregoing provisions regarding share certificates, officers of the Corporation may provide that some or all of any or all classes or series of the Corporation's common or any preferred shares may be uncertified shares. No share certificate shall be issued until the consideration for such shares has been fully paid or otherwise provided for.

     Section 2. Transfer of Stock. Shares of stock of the Corporation shall be transferred on the books of the Corporation upon surrender to the Corporation of certificates representing the shares to be transferred accompanied by an assignment in writing of such shares properly executed by the shareholder of record or such shareholder's duly authorized attorney-in-fact and with all taxes on the transfer having been paid. The Corporation may refuse any requested transfer until furnished evidence satisfactory to it that such transfer is proper. The Board of Directors may make such rules concerning the issuance, transfer and registration of stock, the cancellation of stock and certificates, and requirements regarding the replacement of lost, destroyed or wrongfully taken stock certificates (including any requirement of an indemnity bond prior to issuance of any replacement certificate) as it deems appropriate.

     Section 3. Registered Shareholders. The Corporation may deem and treat the holder of record of any stock as the absolute owner for all purposes and shall not be required to take any notice of any right or claim of right of any other person.

     Section 4. Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors of the Corporation may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days and, in the case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

                                     ARTICLE V

                               Business Combinations

     Section 1. All of the requirements within Part 2 of Article 11 of Chapter 2 of Title 14 of the Official Code of Georgia Annotated, in the form enacted and amended by Georgia Laws, l985, Page 527, as amended, shall be applicable to business combinations of the Corporation.

     Section 2. All of the requirements within Part 3 of Article 11 of Chapter 2 of Title 14 of the Official Code of Georgia Annotated, in the form enacted by Georgia Laws, 1988, Page 158, as amended, shall be applicable to business combinations of the Corporation.

                                     ARTICLE VI

                                        Seal

     The common seal of the Corporation shall bear within concentric circles the words "BellSouth Corporation" with the word "Seal" in the center. The seal and its attestation may be by facsimile.

                                    ARTICLE VII

                                     Indemnity

     Section 1. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation against expenses (including reasonable attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, to the maximum extent permitted by, and in the manner provided by, the Georgia Business Corporation Code.

     Section 2. The Board of Directors is expressly authorized on behalf of the Corporation to enter indemnity agreements between the Corporation and any director or officer of the Corporation, or any person serving at the request of the Corporation as a director, officer, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or enterprise, in form and content acceptable to the Board and substantially in the form of agreement submitted to and approved by the shareholders of the Corporation. Such agreements may provide that the Corporation shall indemnify such persons and provide for procedural rights intended to assure that appropriate indemnification is available against expenses (including reasonable attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such persons in connection with such action, suit or proceeding. No indemnification may be made for liability (i) for any appropriation, in violation of a director's duties, of any business opportunity of the Corporation, (ii) for acts or omissions not in good faith or constituting intentional misconduct or a knowing violation of law, (iii) for the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code, or (iv) for any transaction from which the person derived an improper personal benefit.


                                    ARTICLE VIII

                                Amendment of By-laws

     The Board of Directors shall have the power to alter, amend or repeal the By-laws or adopt new by-laws, but any by-laws adopted by the Board of Directors may be altered, amended or repealed and new by-laws adopted by the shareholders. The shareholders may prescribe that any by-law or by-laws adopted by them, including, without limitation, a by-law establishing the number of Directors, shall not be altered, amended or repealed by the Board of Directors. Action by the Board of Directors with respect to the By-laws shall be taken by an affirmative vote of a majority of all of the Directors then in office. Action by the shareholders with respect to the By-laws shall be taken by an affirmative vote of a majority of the shares entitled to vote at an election of Directors.

     Notwithstanding the preceding sentence, the affirmative vote of the holders of at least 75% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, Section 2 or l3 of Article II of these By-laws, or this sentence.